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                                                                      EXHIBIT 23


                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors
First State Bancorporation:

We consent to incorporation by reference in the registration statements (No. 333-17727) on Form S-3, and (No. 33-92056, No. 333-3048, No. 333-92795, and No.
333-83132) on Form S-8 of First State Bancorporation of our report dated January 17, 2003, with respect to the consolidated balance sheets of First State Bancorporation and subsidiary as of December 31, 2002 and 2001, and the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002, annual report on Form 10-K of First State Bancorporation.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.



                                     KPMG LLP



Albuquerque, New Mexico
March 26, 2003